SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2001

HISPANIC TELEVISION NETWORK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23105 (Commission File Number)	75-2504551 (IRS Employer Identification No.)

6125 Airport Freeway, Suite 200 Fort Worth, Texas (Address of Principal Executive Offices)		76171 (Zip Code)

Registrant's telephone number, including area code: (817) 222-1234

Item 5. Other Events.

Material Event

On December 5, 2001, Douglas K. Miller resigned from the board of directors of Hispanic Television Network, Inc. (OTC:BB symbol: HTVN) (the "Registrant"). The remaining board consists of the following members: James A. Ryffel, Michael Stewart and Hector Saldena.

Cautionary Language Concerning Forward-Looking Statements Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in HTVN's filings with the Securities and Exchange Commission. HTVN disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANIC TELEVISION NETWORK, INC.

Date: December 6, 2001	By:	/s/ James A. Ryffel
Interim Chief Executive Officer and Chairman